UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 06, 2006

L-3 COMMUNICATIONS HOLDINGS, INC.
L-3 COMMUNICATIONS CORPORATION

(Exact Name of Registrants as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-14141 333-46983	13-3937434 13-3937436
(Commission File Number)	(IRS Employer Identification No.)
600 THIRD AVENUE, NEW YORK, NEW YORK	10016
(Address of Principal Executive Offices)	(Zip Code)

(212) 697-1111
(Registrants' Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 —	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 6, 2006, the Board of Directors approved a compensation arrangement relating to the appointment of Michael T. Strianese as Chief Executive Officer and President. The Company agreed to pay Mr. Strianese a base salary of $1,000,000 per year retroactive to his appointment as Interim Chief Executive Officer on June 9, 2006.

The Board also granted Mr. Strianese 100,000 nonqualified stock options that vest annually in equal one-third increments beginning on the one-year anniversary of the grant date.

The Board agreed that Mr. Strianese will be paid an annual discretionary bonus for 2006 determined at the end of the Company’s fiscal year based on the Company’s performance for 2006, Mr. Strianese’s performance and leadership and any other relevant factors.

Pursuant to the compensation arrangement, Mr. Strianese will be entitled to use the Company’s fractional ownership in an executive corporate aircraft program for personal travel subject to a requirement that Mr. Strianese reimburse the Company based on the Company’s actual cost related to his use of the aircraft. In addition, for security purposes, the Company will provide Mr. Strianese with the use of a car and driver.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION By: /s/ Christopher C. Cambria Name: Christopher C. Cambria Title: Senior Vice President, Secretary and General Counsel

Dated: November 13, 2006